Exhibit 3.1
ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4069 (775) 684-5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080662190-15
Filing Date and Time 09/02/2009 1:31 PM
Entity Number E0473472009-9

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	ENTEROLOGICS, Inc.
☒ Commercial Registered Agent [ Vcorp Services, LLC. ]
2.Resident Agent For Service of Process: (check only one box)	☐ Noncommercial Registered Agent OR ☐ Office or Position with Entity (name and address below) (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address	City		Zip Code

	Mailing Address (If different from street address	City	Nevada	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares With par value: 150,000,000	Par value Per share: $.0001	Number of shares 0 Without par value:
4. Name and Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)
1.Dr. Lawrence Levitan
Name
	657 Central Avenue	Cedarhurst	NY	11516
	Street Address	City	State	Zip Code

2. Dr. Robert Hoerr

	657 Central Avenue	Cedarhurst	NY	11516
	Street Address	City	State	Zip Code
3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be: to engage in any lawful activity

6. Name, Address And Signature of Incorporator: (attach additional pages if more than one Incorporator)	Mimi Sanik	X By: /s/ Mimi Sanik
	Name	Incorporator Signature

	20 Robert Pitt Drive	Monsey	NY	10952
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named corporation.
	X By: /s/ Mimi Sanik			08/28/09
	Authorized Signature of R.A. or On behalf of R.A. Company			Date

This form must be accompanied by appropriate fees.

CORPORATE CHARTER

I,  ROSS MILLER,  the duly elected and qualified Nevada Secretary of State, do hereby certify that ENTEROLOGICS, INC., did on
September 2, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

Certified By: Nita Hibshman Certificate Number: C20090902-2459	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 3, 2009 /s/ Ross Miller Ross Miller Secretary of State